UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 8, 2016 (December 1, 2015)
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VERITIV CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware

(State or other jurisdiction of incorporation)
001-36479	42-3234977
(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road NE Building 400, Suite 1700 Atlanta, GA (Address of principal executive offices)	30328 (Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Veritiv Corporation (the “Company”) announced today the completion of an organizational realignment resulting in a dedicated segment leader for the Company’s Facility Solutions segment. In connection with this realignment, Joseph B. Myers, Senior Vice President Facility Solutions and Commercial Excellence, resigned by mutual agreement with the Company as of December 31, 2015. Barry R. Nelson, previously Senior Vice President Publishing and Print Management, will assume the role of Senior Vice President Facility Solutions.
The Company and Mr. Myers have entered into a Separation Agreement as of December 31, 2015, a copy of which is attached as Exhibit 10.1. Pursuant to the terms of the Separation Agreement, Mr. Myers will be paid the accrued benefits in accordance with the terms of the Veritiv Corporation Executive Severance Plan.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed with this report:

Exhibit No.    Exhibit Description

10.1	Separation Agreement, dated as of December 31, 2015, by and between Veritiv Corporation and Joseph B. Myers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date:	January 8, 2016	/s/ Mark W. Hianik

Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.        Exhibit Description

10.1	Separation Agreement, dated as of December 31, 2015, by and between Veritiv Corporation and Joseph B. Myers.